UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/22/2007

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

During the period from August 22, 2007, through August 31, 2007, while our stock trading window was open, certain executive officers of EnerSys (the "Company") entered into a Rule 10b5-1 trading plan (each a "Plan" and, collectively, the "Plans"), pursuant to which such officer agreed to either sell common stock or exercise stock options of the Company if the Company's common stock trades at specified minimum prices, and subject to other terms and conditions. The names and respective titles of such executive officers, together with the type of security and the period that such officer's Plan is in effect, are set forth below:

John D. Craig, Chairman, President and CEO                   Options                   September 22, 2007 to August 22, 2008;

Michael T. Philion, EVP and CFO                              Shares and Options       October 1, 2007 to May 23, 2008;

Richard W. Zuidema, EVP - Administration                     Options                   October 1, 2007 to May 25, 2008;

John A. Shea, EVP - Americas                                           Shares                     October 1, 2007 to October 1, 2008;

Raymond R. Kubis, President EnerSys Europe                  Options                   October 1, 2007 to March 31, 2008; and

Michael J. Schmidtlein, VP, Controller and CAO             Options                   October 1, 2007 to June 1, 2008.

The Plans comply with the Company's insider trading policy and are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Plans also meet the restrictions on sales set forth in the 2004 Securityholder Agreement, which was filed as Exhibit 4.2 to Amendment No. 4 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553) on July 26, 2004.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: August 31, 2007	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel